Exhibit 8.1
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Subsidiary                                     Jurisdiction of Incorporation

Golar Gas Holding Company Inc.                 Republic of Liberia

Golar Maritime (Asia) Inc.                     Republic of Liberia

Gotaas-Larsen Shipping  Corporation            Republic of Liberia

Oxbow Holdings Inc.                            British Virgin Islands

Faraway Maritime Shipping Inc.                 Republic of Liberia
    (60% ownership)

Golar LNG 2215 Corporation                     Republic of Liberia

Golar LNG 1444 Corporation                     Republic of Liberia

Golar LNG 1460 Corporation                     Republic of Liberia

Golar LNG 2220 Corporation                     Republic of Liberia

Golar LNG 2234 Corporation                     Republic of Liberia

Golar LNG 2244 Corporation                     Republic of Liberia

Golar LNG 2226 Corporation                     Marshall Islands

Golar International Ltd.                       Republic of Liberia

Golar Maritime Services, S.A.                  Spain

Gotaas-Larsen International Ltd.               Republic of Liberia

Golar Management Limited                       Bermuda

Golar Maritime Limited                         Bermuda

Aurora Management Inc.                         Republic of Liberia
     (90% ownership)

Golar Management (UK) Limited                  United Kingdom

Golar Freeze (UK) Limited                      United Kingdom

Golar Khannure(UK)ULimitedted                  United Kingdom

Golar Gimi (UK) Limited                        United Kingdom

Golar Hilli (UK) Limited                       United Kingdom

Golar Spirit (UK) Limited                      United Kingdom

Golar 2215 (UK) Limited                        United Kingdom

Golar Winter (UK) Limited                      United Kingdom

Golar 2226 (UK) Limited                        United Kingdom